UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 22, 2010

ARBINET CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-51063	13-3930916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 Herndon Parkway, Suite 150 Herndon, Virginia 20170	20170
(Address of Principal Executive Offices)	(Zip Code)

703 456-4100
 (Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)	Employment Agreement Amendment

On February 22, 2010, Arbinet Corporation (“Arbinet” or the “Company”) entered into a Second Amendment (the “Amendment”) to the Employment Agreement, as amended (the “Employment Agreement”), between Arbinet and Shawn F. O’Donnell, Arbinet’s Chief Executive Officer and President. The Employment Agreement previously  provided, among other things, that (1) Mr. O’Donnell must maintain a permanent residence in the New Jersey area no later than July 1, 2010, and (2) until the earlier of July 1, 2010 or Mr. O’Donnell’s relocation to the New Jersey area, Mr. O’Donnell is entitled to reimbursement by the Company for up to $6,500 per month of his reasonable and documented out-of-pocket expenses incurred for living expenses in the New Jersey area and travel to and from his residence in the Dallas, Texas area.  The Amendment has amended the Employment Agreement to provide, among other things, that as a result of the Company having moved its headquarters from New Jersey to Herndon, Virginia, (1) Mr. O’Donnell’s position is a full-time position based at the Company’s headquarters in Herndon, Virginia, and (2) Mr. O’Donnell is entitled to reimbursement by the Company for up to $6,500 per month of his reasonable and documented out-of-pocket expenses incurred for living expenses in the Virginia area and travel to and from his residence in the Dallas, Texas area.

Furthermore, the Amendment has amended the Employment Agreement to provide that if, within 12 months following a Change of Control (as defined in the Employment Agreement) of the Company, (i) the Company terminates Mr. O’Donnell’s employment without Cause, or (ii) Mr. O’Donnell terminates his employment for Good Reason, each as defined in the Employment Agreement, Mr. O’Donnell will receive, among other things, a lump sum payment equal to his target bonus opportunity then in effect (instead of an amount equal to the bonus paid to Mr. O’Donnell in the prior fiscal year as previously provided by the Employment Agreement).

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Exhibit

10.1	Second Amendment, dated as of February 22, 2010, to the Employment Agreement by and between Arbinet Corporation and Shawn F. O’Donnell*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBINET CORPORATION

By:	/s/ Christie Hill
Christie Hill
General Counsel and Secretary

Date:  February 23, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Second Amendment, dated as of February 22, 2010, to the Employment Agreement by and between Arbinet Corporation and Shawn F. O’Donnell*

* Filed herewith